EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Shares, par value $1.50 per share, of Millicom International Cellular S.A. and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 24, 2023.

ATLAS LUXCO S.À R.L.

By:	/s/ Anthony Maarek
Name:	Anthony Maarek
Title:	Manager

By:	/s/ Tigran Khachatryan
Name:	Tigran Khachatryan
Title:	Manager

ATLAS INVESTISSEMENT

By:	/s/ Xavier Niel
Name:	Xavier Niel
Title:	Président of NJJ Holding itself président of Atlas Investissement

NJJ HOLDING

By:	/s/ Xavier Niel
Name:	Xavier Niel
Title:	Président

XAVIER NIEL

By:	/s/ Xavier Niel

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ANNEX A

Executive Officers and Directors of Atlas Luxco S.à r.l.

The name and principal occupation of each director and executive officer of Luxco S.à r.l. are set forth below. Unless otherwise stated, the address for each person listed below is 16 rue de la Ville l’Evêque 75008 Paris, France.

Name	Title	Principal Occupation or Employment	Citizenship
Murielle Brouillet-McSorley	Class B Manager (Gérant de Catégorie B)	Class B Manager (Gérant de Catégorie B)	France
Tigran Khachatryan	Class B Manager (Gérant de Catégorie B)	Class B Manager (Gérant de Catégorie B)	Luxembourg
Anthony Maarek	Class A Manager (Gérant de Catégorie A)	Class A Manager (Gérant de Catégorie A)	France

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Common Shares.

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Executive Officers and Directors of Atlas Investissement

The name and principal occupation of each director and executive officer of Atlas Investissement are set forth below. Unless otherwise stated, the address for each person listed below is 16 rue de la Ville l’Evêque 75008 Paris, France.

Name	Title	Principal Occupation or Employment	Citizenship
Xavier Niel	President (Président) of NJJ Holding, itself being President (Président) of Atlas Investissement	President (Président) of NJJ Holding, itself being President (Président) of Atlas Investissement	France
Anthony Maarek	Managing Director (Directeur Général)	Managing Director (Directeur Général)	France

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Common Shares.

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Executive Officers and Directors of NJJ Holding

The name and principal occupation of each director and executive officer of NJJ Holdings are set forth below. Unless otherwise stated, the address for each person listed below is 16 rue de la Ville l’Evêque 75008 Paris, France.

Name	Title	Principal Occupation or Employment	Citizenship
Xavier Niel	President (Président)	President (Président)	French

Except as set forth in this Schedule 13D, to the best knowledge of the Reporting Persons, none of the individuals listed above beneficially owns any Common Shares.

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ANNEX B

60-Day Trading History

Trade Date	Common Shares Purchased/(Sold)	Weighted Average Price Per Share	Name of Entity
02-06-2023	488,054	SEK 175.3888	Atlas Investissement
02-07-2023	498,741	SEK 178.8311	Atlas Investissement
02-08-2023	6,412,612	SEK 198.1953	Atlas Investissement
02-09-2023	1,994,090	SEK 198.4198	Atlas Investissement
02-10-2023	509,619	SEK 198.5365	Atlas Investissement
02-13-2023	5,096,884	SEK 215.9592	Atlas Investissement
02-14-2023	2,200,000	SEK 216.7371	Atlas Investissement
02-24-2023	735,450	SEK 210.4334	Atlas

The above transactions were with respect to SDRs effected in the open market.

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